Exhibit 99.1

Worksport Ltd. (NASDAQ: WKSP) Launches New “Nexus” Tonneau Cover; Early Demand Signals Scalable Multi-Million Dollar Revenue Growth and Expanding Distribution

Proprietary single-side operation addresses key customer pain points; ~strong pre-order demand and early distributor demand support 2026 revenue guidance

West Seneca, New York, April 20, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, is pleased to announce the official commercial launch and commencement of sales for its highly anticipated Nexus Tonneau Cover, a premium tonneau cover, with innovative features previously unseen in the market.

Following a successful production start on April 13, 2026, the Nexus cover is now available for purchase on the Company’s B2C website and through its B2B distribution network. Early demand from established distributors with multi-million-dollar annual purchasing capacity—supports management’s expectation that the Nexus platform can contribute millions in incremental revenue in 2026, while accelerating adoption across existing and new sales channels.

The Nexus cover introduces a newly engineered operating system designed to materially improve ease-of-use, safety, and speed for truck owners. Unlike conventional folding tonneau covers that typically require users to walk around both sides of the vehicle to secure latches, the Nexus features a proprietary system that enables full operation from a single side of the truck while maintaining full-bed access. This design reduces repetitive movement, simplifies use in adverse conditions, and enhances safety in environments such as job sites, roadside settings, and busy parking areas.

Strong Market Validation and Financial Impact

Prior to the official launch, Worksport received approximately $250,000 in pre-orders interest for the Nexus cover. These initial orders are expressed from large-scale distributors with the capacity for multi-million-dollar annual purchase volumes, representing strong early validation of the product’s value proposition and a meaningful signal of distributor confidence within the $4B Tonneau Cover market.

Management notes that this level of initial pre-orders reflects early channel alignment and expected demand scalability. The Nexus launch is a key pillar in Worksport’s strategy to achieve its previously announced full-year revenue guidance of $35 million to $42 million.

Engineering Excellence: The ‘Uplatch’ Advantage

Designed by Worksport’s Missouri-based engineering team, the Nexus cover represents an evolution in traditional folding tonneau designs, addressing longstanding usability challenges identified through customer feedback and field experience.

Traditional full-access folding covers have remained largely unchanged for decades, often requiring multiple trips around the vehicle and greater physical effort to lift and secure stacked panels. The Nexus addresses these limitations through its proprietary “Uplatch” system, which enables the cover to automatically secure on both sides when positioned upright behind the cab, all while being operated from a single side of the truck.

Internal customer feedback and market observations indicated that multi-step operation, panel weight, and accessibility were among the most common friction points with existing folding tonneau covers. The Nexus platform was engineered to address these challenges within a single integrated design, enabling faster, easier, and more controlled operation.

Key Technical Specifications:

●	Full Bed Access: Optimized for maximum utility and cargo space.
●	‘Light Weight’: Through the unique design, the cover is easier to lift
●	Materials: Constructed from heavy-duty 16-gauge aluminum substrate.
●	Durability: Finished with a specialized “Diamond Shield Finish” protective coating
●	Ease of Use: Features a middle-panel pull strap for simplified operation for any truck
●	Pricing: MSRP ranging from $1,249 to $1,349, depending on vehicle application.

Multimedia Video

Investors and customers are encouraged to view the Nexus Features and Benefits video to see the Uplatch system in action:

Nexus - Features and Benefit Video

[https://www.youtube.com/watch?v=JCSySjMDDls]

Management Commentary

Steven Rossi, Chief Executive Officer of Worksport, commented:

“The Nexus represents a meaningful step forward in tonneau cover design,” said Steven Rossi, Chief Executive Officer of Worksport. “For years, users have had to work around the limitations of traditional folding covers - walking around the vehicle multiple times, lifting heavier panels, and reaching into the bed to secure them. Nexus simplifies that entire experience into a premium, faster, safer and single-sided operation. The early response from our distribution partners reinforces our view that practical innovation - focused on real user challenges - drives adoption.”

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

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Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.